Exhibit 99.3

Execution Version

June 7, 2021

SBLA Holdco LLC

600 Brickell Avenue, Suite 2650
Miami, Florida 33131
Attention: SBLA Legal
Email: SBLA-Legal@softbank.com

Nicolau Carvalho Esteves

Rosângela de Oliveira Tavares Esteves

Alameda do Morro, nº 85, Edifício Zeus, apto. 500, Vila da Serra

Nova Lima/MG, CEP 34000-000

nicolauesteves@nreeducacional.com.br

renatoesteves@nreeducacional.com.br

Dear Sirs and Mesdames:

Reference is made to the letter agreement dated May 3, 2021, by and among Nicolau Carvalho Esteves and Rosangela de Oliveira Tavares Esteves (together, the “Esteves Family”), Crescera Educacional II Fundo de Investimento em Participações Multiestratégia (“Crescera”) and SBLA Holdco LLC (the “Letter Agreement”).

On this date, Crescera and Erste WV Gütersloh GmbH, a wholly owned subsidiary of Bertelsmann SE & Co. KGaA (“Assignee”), entered into with a certain purchase and sale agreement (the “SPA”) pursuant to which Crescera agreed to transfer to Erste WV Gütersloh GmbH 23,074,134 Class B common shares, par value US$0.00005 per share, issued by Afya Limited, subject to the satisfaction or waiver or certain conditions described in the SPA. Subject to the satisfaction of the conditions described in the following paragraph, Crescera hereby assigns and transfers to the Assignee, and the Assignee hereby assumes and agrees to comply with, all the obligations of Crescera under the Letter Agreement.

The effectiveness of this assignment agreement is conditioned upon (i) completion of the transaction described in the SPA and (ii) acceptance by SBLA and the Esteves Family. Upon effectiveness of this assignment agreement, the Letter Agreement shall be deemed novated, and Crescera shall be released from any and all duties, rights, claims, obligations, loss, cost, liability or expense arising out of or related to the Letter Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this assignment agreement on the date first above written.

Crescera Educacional II Fundo de Investimento em Participações Multiestratégia

By: /s/ Laura Guaraná Carvalho
Name:	Laura Guaraná Carvalho
Title:	Diretora

By: /s/ Daniel Arthur Borghi
Name:	Daniel Arthur Borghi
Title:	Diretor

IN WITNESS WHEREOF, the parties hereto have executed this assignment agreement on the date first above written.

Assignee:

BERTELSMANN SE & Co. KGaA

By: /s/ Jörn Caumanns
Name:	Jörn Caumanns
Title:	EVP M&A

By: /s/ Denise Abel
Name:	Denise Abel
Title:	SVP Corporate Legal

Accepted and acknowledged:

/s/ Nicolau Carvalho Esteves NICOLAU CARVALHO ESTEVES

/s/ Rosângela de Oliveira Tavares Esteves ROSÂNGELA DE OLIVEIRA TAVARES ESTEVES

Accepted and acknowledged:

SBLA HOLDCO LLC

By: /s/ Chris Cooper
Name:	Chris Cooper
Title:

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